UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2011
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

ITEM 7.01        REGULATION FD DISCLOSURE

Brokered Foreign Private Placement

On January 26, 2011, Canyon Copper Corp. (“the Company”) entered into an engagement letter with MGI Securities Inc. (“MGI”) whereby MGI has agreed to act as the agent for a private placement offering of 4,285,714 units (“Units”) at a price of CDN $0.35 per Unit (the “Offering Price”) for gross proceeds of up to CDN $1,500,000 (the “Brokered Offering”). Each Unit will consist of one share of the Company’s common stock and one-half share purchase warrant, with each whole warrant entitling the holder to purchase one additional share of the Company's common stock at a price of CDN $0.50 per share for a period of eighteen months from the date of issuance of the Units. The Company will also have the right to accelerate the expiry date of the warrants if the trading price of the Company's common stock has been equal to or greater than the weighted average price of CDN $0.60 for ten consecutive trading days.

The Company has agreed to grant MGI an over-allotment option to purchase up to 2,857,142 Units at the Offering Price for gross proceeds of CDN $1,000,000 within ten business days of closing of the Brokered Offering.

In consideration of MGI acting as agent, the Company has agreed to pay a cash commission to MGI equal to 6% of the gross proceeds of the Brokered Offering and the Over-Allotment Option and issue to MGI a non-transferable option entitling MGI to purchase up to 6% of the Units sold under the Brokered Offering and the Over-Allotment Option at the Offering Price for a period of 18 months from completion of the Liquidity Event (as defined below) or such other transaction which will result in the shares of the Company, or a successor corporation, being freely tradable on a recognized Canadian stock exchange.

The Brokered Offering and the Over-Allotment Option will be completed pursuant to Regulation S of the United States Securities Act of 1933 and Canadian National Instrument 45-106 – Prospectus and Registration Exemptions.

The proceeds of the offering will be used for work on the Company’s New York Canyon property, working capital and general expenses. There is no assurance that the offering or any part of it will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

Sponsorship Engagement Letter

Also on January 26, 2011, the Company entered into a sponsorship engagement letter (the “Sponsorship Engagement Letter”) with MGI whereby MGI has agreed to act as the sponsor in support of the Company’s listing on the TSX Venture Exchange (a “Liquidity Event”). Under the terms of the Sponsorship Engagement Letter, the Company has agreed to pay a fee of CDN $20,000 to MGI and to reimburse MGI for its legal, due diligence and out-of-pocket expenses. The completion of a sponsorship report to the TSX Venture Exchange is subject to the completion of satisfactory due diligence of MGI, of which there is no assurance.

The above summary is qualified in its entirety by reference to the full text of the engagement letter and sponsorship engagement letter, copies of which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit Number	Description of Exhibit

10.1	Engagement letter dated January 26, 2011 between MGI Securities Inc. and Canyon Copper Corp.

10.2	Sponsorship Engagement Letter dated January 26, 2011 between MGI Securities Inc. and Canyon Copper Corp.

99.1	News Release dated January 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: January 27, 2011
	By:	/s/ Anthony Harvey
Anthony Harvey
Chief Executive Officer